                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE


Aehr Test Systems                       Investor Relations Contact:
Gary Larson                             Todd Kehrli or Jim Byers
Chief Financial Officer                 MKR Group, Inc.
(510) 623-9400 x321                     (323) 468-2300
                                        aehr@mkr-group.com


Aehr Test Systems Reports Fourth Quarter Fiscal 2014 Financial Results
     Net Sales Up 19% Year-Over-Year; Profitable For Fiscal 2014


Fremont, CA (July 17, 2014) - Aehr Test Systems (Nasdaq: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for the fiscal 2014 fourth quarter and full year ended May 31, 2014.

Net sales for fiscal year 2014 were $19.7 million, an increase of 19% compared to net sales of $16.5 million in fiscal 2013. Non-GAAP net income was $1.3 million, or $0.11 per diluted share, and GAAP net income was $422,000, or $0.04 per diluted share, for fiscal 2014. This compares to a non-GAAP net loss of $2.8 million, or a loss of $0.30 per share, and a GAAP net loss of $3.4 million, or a loss of $0.36 per share, in fiscal 2013. Stock-based compensation expense makes up the difference between the reported non-GAAP and GAAP amounts.

Net sales in the fourth quarter of fiscal 2014 were $5.4 million, compared to $5.6 million in the third quarter of fiscal 2014. Aehr Test reported non-GAAP net income of $443,000, or $0.04 per diluted share, and GAAP net income of $239,000, or $0.02 per diluted share, in the fourth quarter of fiscal 2014. This compares to non-GAAP net income of $447,000, or $0.04 per diluted share, and GAAP net income of $212,000, or $0.02 per diluted share, in the third quarter of fiscal 2014. As of May 31, 2014, the Company's backlog was $6.0 million, compared with $9.1 million at May 31, 2013.

Gayn Erickson, President and CEO of Aehr Test Systems, commented, "We are pleased to finish our fiscal year having generated annual net sales growth of 19 percent and achieving our goal of profitability for the full year. We had a good fourth quarter, which included solid shipments of our ABTSTM packaged part burn-in systems and particularly strong shipments of FOXTM WaferPak contactors.

"We continue to gain momentum in our discussions with several potential customers for two key products under development: the FOX-1P, our next generation single wafer test system, and the FOX-XP, our next generation multiple wafer test and burn-in solution," continued Erickson. "As noted before, we have taken orders for our new FOX-1P system for both engineering and production applications and expect first shipments for the FOX-1P later this calendar year. This system features a massively parallel test interface, which we believe will provide more test resources than any other automated test equipment (ATE) system on the market. The hardware and software for our FOX-1P are directly leveraged into our new FOX-XP multiple wafer test system.

"As we move into the new fiscal year, we are excited about the three significant emerging market opportunities we have validated for our next generation FOX products and our existing ABTS package part test and burn-in system. These substantial new IC test markets include the SSD Flash testing



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Aehr Test Systems Reports Fourth Quarter Fiscal 2014 Financial Results
July 17, 2014
Page 2 of 5

market, the emerging automotive IC testing market, and the wafer level reliability testing market, all of which we believe will expand our served available market in calendar year 2015 and beyond from $100 million to between $400-$500 million. With our new ABTS-P and FOX-P products, we believe Aehr Test is uniquely positioned to capitalize on these new emerging markets," Erickson concluded.

Management Conference Call
Aehr Test Systems will host a conference call and webcast today, Thursday, July 17, 2014 at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss the Company's fourth quarter fiscal 2014 operating results. To access the call dial 888-427-9419 (+1 719-325-2458 outside the United States) and when prompted provide the pass code "Aehr Test Systems" to the operator. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone by dialing 888-203-1112 (+1 719-457-0820 outside the United States) and entering access code 8112057#, beginning 8:00 p.m. ET on July 17, 2014 through 8:00 p.m. ET on July 24, 2014.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX families of test and burn-in systems and the DiePak(R) carrier. The ABTS system is used in production and qualification testing of packaged parts for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding future market opportunities and conditions. The risks and uncertainties that could cause Aehr Test's results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general market conditions, customer demand and acceptance of Aehr Test's products and Aehr Test's ability to execute on its business strategy. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission for a more detailed description of the risks facing Aehr Test's business. Aehr Test disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.


                     -Financial Tables to Follow-



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Aehr Test Systems Reports Fourth Quarter Fiscal 2014 Financial Results
July 17, 2014
Page 3 of 5


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                             Three Months Ended           Year Ended
                                       -----------------------------  ------------------
                                        May 31,    Feb 28,  May 31,    May 31,   May 31,
                                         2014       2014     2013       2014      2013
                                       --------   -------  --------   --------  --------
Net sales                               $ 5,370   $ 5,612   $ 3,262   $ 19,684  $ 16,488
Cost of sales                             2,456     2,742     1,970      9,462     9,712
                                       --------  --------  --------   --------  --------
Gross profit                              2,914     2,870     1,292     10,222     6,776
                                       --------  --------  --------   --------  --------
Operating expenses:
  Selling, general and administrative     1,685     1,701     1,504      6,323     6,872
  Research and development                1,016       907       634      3,402     3,211
                                       --------  --------  --------   --------  --------
    Total operating expenses              2,701     2,608     2,138      9,725    10,083
                                       --------  --------  --------   --------  --------
    Income (loss) from operations           213       262      (846)       497    (3,307)

Interest expense                             (5)       (7)       (6)       (26)      (49)
Other income (expense), net                  21       (21)       10        (64)      (33)
                                       --------  --------  --------   --------  --------
    Income (loss) before income tax
    benefit (expense)                       229       234      (842)       407    (3,389)

Income tax benefit (expense)                 10       (22)      (12)        15       (30)
                                       --------  --------   --------   --------  --------
    Net income (loss)                       239       212      (854)       422    (3,419)

Less: Net income attributable to the
        noncontrolling interest              --        --        --         --        --
                                       --------  --------  --------   --------  --------
  Net income (loss) attributable to
      Aehr Test Systems common
        shareholders                    $   239   $   212   $  (854)  $    422  $ (3,419)
                                       ========  ========  ========   ========  ========

Net income (loss) per share
    Basic                               $  0.02   $  0.02   $ (0.08)   $  0.04  $  (0.36)
    Diluted                             $  0.02   $  0.02   $ (0.08)   $  0.04  $  (0.36)

Shares used in per share calculations:
    Basic                                11,088    10,982    10,367     10,877     9,549
    Diluted                              12,255    12,277    10,367     11,889     9,549



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Aehr Test Systems Reports Fourth Quarter Fiscal 2014 Financial Results
July 17, 2014
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                                Three Months Ended          Year Ended
                                            --------------------------  -----------------
                                             May 31,  Feb 28,  May 31,   May 31,  May 31,
                                              2014     2014     2013      2014     2013
                                            -------- -------- ---------  -------- --------
GAAP net income (loss)                      $   239  $   212  $  (854)   $   422  $(3,419)
Stock-based compensation expense                204      235      174        829      601
                                            -------- -------- --------   -------- --------
Non-GAAP net income (loss)                  $   443  $   447  $  (680)   $ 1,251  $(2,818)
                                            ======== ======== ========   ======== ========

GAAP net income (loss) per diluted share      $ 0.02  $  0.02 $ (0.08)   $  0.04  $ (0.36)
                                            ======== ======== ========   ======== ========
Non-GAAP net income (loss) per diluted share  $ 0.04  $  0.04 $ (0.07)   $  0.11  $ (0.30)
                                            ======== ======== ========   ======== ========
Shares used in diluted shares calculation     12,255   12,277  10,367     11,889    9,549
                                            ======== ======== ========   ======== ========
Shares used in non-GAAP diluted shares
   calculation                                12,255   12,277  10,367     11,889    9,549
                                            ======== ======== ========   ======== ========


______________________________________________________________________


Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



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Aehr Test Systems Reports Fourth Quarter Fiscal 2014 Financial Results
July 17, 2014
Page 5 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                    May 31,     Feb 28,     May 31,
                                                     2014        2014        2013
                                                  -----------  ---------   --------
ASSETS
Current assets:
  Cash and cash equivalents                         $ 1,809     $ 1,846     $ 2,324
  Accounts receivable, net                            3,390       3,378       2,632
  Inventories                                         6,148       5,931       5,369
  Prepaid expenses and other                            326         399         276
                                                   --------    --------    --------
      Total current assets                           11,673      11,554      10,601

Property and equipment, net                             474         311         301
Other assets                                             78          78          73
                                                   --------    --------    --------
      Total assets                                  $12,225     $11,943     $10,975
                                                   ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit                                    $   777     $   406     $ 1,101
  Accounts payable                                    1,892       2,265       1,188
  Accrued expenses                                    1,390       1,447       1,440
  Customer deposits and deferred revenue, short-term  1,058       1,345       1,972
                                                   --------    --------    --------
      Total current liabilities                       5,117       5,463       5,701

Income tax payable                                       71          77         109
Deferred lease commitment, net of current portion         8          32         103
Deferred revenue, long-term                              --           8          68
                                                   --------    --------    --------
     Total liabilities                                5,196       5,580       5,981


Aehr Test Systems Shareholders' equity                7,050       6,384       5,014
Noncontrolling interest                                 (21)        (21)        (20)
                                                   --------    --------    --------
      Total shareholders' equity                      7,029       6,363       4,994
                                                   --------    --------    --------
      Total liabilities and shareholders' equity    $12,225     $11,943     $10,975
                                                   ========    ========    ========








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